QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES
EXCHANGE ACT OF 1934

PRUDENTIAL
PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

England and Wales	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Laurence Pountney Hill, London EC4R 0HH, England (44) 20 7220 7588 (Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
$250,000,000 6.75% Perpetual Subordinated Capital Securities Exchangeable at the Issuer's Option into Non-cumulative Dollar Denominated Preference Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-117208

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

        On July 7, 2004, the Registrant filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form F-3 (File No. 333-117208) (the "Registration Statement") relating, among other securities, to certain debt securities (including the Perpetual Subordinated Capital Securities Exchangeable at the Issuer's Option into Non-Cumulative Dollar Denominated Preference Shares), preference shares and American Depositary Shares of the Registrant. On July 28, 2004, the Registrant filed with the Commission Amendment No. 1 to the Registration Statement. On July 29, 2004, the Registrant filed Amendment No. 2 to the Registration Statement. On July 30, 2004, the Commission declared the Registration Statement, as amended by Amendment No. 1 and Amendment No. 2, effective under the Securities Act of 1933, as amended (the Securities Act).

        On August 2, 2004, the Registrant will file with the Commission pursuant to Rule 424(b) under the Securities Act, the prospectus dated July 28, 2004, as supplemented by the prospectus supplement dated July 30, 2004 (the "Prospectus" and "Prospectus Supplement", respectively). The Prospectus and Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1. Description of Registrant's Securities to be Registered.

        Reference is made to the information set forth on page 9 (under "Capitalization and Indebtedness"), pages 10 through 37 (under "Description of the Debt Securities"), pages 38 through 42 (under "Description of the Preference Shares"), pages 43 through 51 (under "Description of American Depositary Receipts") and pages 57 through 63 (under "Taxation") of the Prospectus and on pages S-20 through S-42 (under "Certain Terms of the Capital Securities"), pages S-43 through S-46 (under "Certain Terms of the Preference Shares") and pages S-47 through S-50 (under "Taxation") of the Prospectus Supplement all of which information is incorporated by reference in this registration statement.

Item 2. Exhibits.

        The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Securities and Exchange Commission:

1.
Memorandum and Articles of Association of the Registrant, as amended.*

2.
Resolutions of the Board of Directors of the Registrant providing for the issuance of the $250,000,000 6.75% Perpetual Subordinated Capital Securities Exchangeable at the Issuer's Option into Non-cumulative Dollar Denominated Preference Shares.

3.
Form of Indenture relating to the subordinated debt securities (including forms of subordinated debt securities).**

4.
Form of share warrant representing preference shares in bearer form.**

5.
Form of share certificate representing preference shares in registered form.**

6.
Form of ADR Deposit Agreement, among Prudential plc and Citibank, N.A. and all holders from time to time of American Depositary Receipts.**

7.
Form of Amended and Restated Deposit Agreement, among Prudential plc and Morgan Guaranty Trust Company of New York and all holders from time to time of American Depositary Receipts.***

*
Incorporated by reference to the Annual Report on Form 20-F (File No. 1-15040) previously filed by Prudential plc with the Securities and Exchange Commission on May 18, 2004.

**
Incorporated by reference to the Registrant's Registration Statement on Form F-3 (File No. 333-117208) previously filed with the Securities and Exchange Commission on July 29, 2004.

2

***
Incorporated by reference to the Registrant's Registration Statement on Form F-6 (File No. 333-12168) previously filed with the Securities and Exchange Commission on June 22, 2000.

3

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Prudential Public Limited Company Date July 28, 2004
By	/s/ PETER MAYNARD
Name:	Peter Maynard
Title:	Head of Legal

4

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
  Item 2. Exhibits.